Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of WW International, Inc. dated as of May 13, 2026 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

GALLOWAY CAPITAL PARTNERS, LLC

By:	/s/ Bruce Galloway
Name: Bruce Galloway
Title: Managing Member

GALLOWAY CAPITAL PARTNERS, LLC
By:	/s/ Bruce Galloway
Name: Bruce Galloway
Title: Managing Member

By:	/s/ Bruce Galloway
Bruce Galloway

Schedule 1

Purchases by the Reporting Persons

Date	Shares	Share Price

2026-03-11	9,000	22.38

2026-03-13	7,500	22.55

2026-03-16	8,500	21.90

2026-03-17	1,500	19.60

2026-03-18	12,500	18.25

2026-03-26	4,200	16.07

2026-04-06	8,000	12.33

2026-04-09	13,100	12.05

2026-04-15	10,000	10.60

2026-04-22	6,200	9.70

2026-04-27	7,300	10.51

2026-04-29	11,800	10.15

2026-05-04	12,500	10.80

2026-05-06	8,900	11.16

2026-05-07	10,100	9.70

2026-05-08	21,000	9.86

2026-05-11	58,300	10.22

2026-05-12	24,400	9.94